Exhibit 10.85.1

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is made and entered into as of this 4th day of February, 2021, by and between ACCESS POINT FINANCIAL, LLC, a Delaware limited liability company ("Lender"), and LF3 AURORA, LLC, a Delaware limited liability company (“LF3”) and LF3 AURORA TRS, LLC, a Delaware limited liability company (“TRS”), whose principal place of business is located at 1635 43rd Street South, Suite 205, Fargo, ND 58103 (LF3 and TRS hereinafter collectively referred to as the “Borrower”).

RECITALS

Borrower has applied to Lender for a loan to acquire a certain property located in Arapaho County, Colorado (the “Property”) and legally described in Exhibit “A” attached hereto and made a part hereof. Lender has agreed to make such loan on certain terms and conditions, all of which have been accepted by Borrower.  Lender and Borrower are entering into this Agreement to set forth more fully the terms and conditions of the loan transaction.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, and the receipt and adequacy of which are hereby acknowledged, Borrower and Lender do hereby agree as follows:

1.        LOAN AMOUNT AND PURPOSE.

(a)       Subject to the terms and conditions of this Agreement, and provided no Event of Default (hereafter defined) has occurred, Lender agrees to lend to Borrower the principal amount not to exceed $15,000,000.00 (the "Loan").  The Loan shall be advanced in a single advance on the date hereof.  The Loan may not be repaid and then re-borrowed.  Notwithstanding the foregoing, all advances of the Loan now or at any time hereafter made by Lender to Borrower under this Agreement shall constitute one loan secured by Lender's security interest in the Property and the improvements located thereon.

(b)       The Loan shall be used by Borrower to acquire the “Property” and all existing furniture, fixtures, and equipment therein used in connection with the refurbishing or operations of the Property (hereafter defined) and to pay for such closing costs incidental to the Loan as Lender may approve.

2.        RESERVE ACCOUNTS.

(a)    Beginning on February 5, 2023, and continuing on the fifth (5th) day of each calendar month thereafter, Borrower will deposit into a controlled account (the “FF&E Reserve Account”) acceptable to Lender deposits equal to the gross revenues received by Borrower from the Property for the immediately preceding twelve (12) calendar months multiplied by 4%, and divided by 12.  Such deposits (the “FF&E Reserves”) shall be held according to the terms and conditions of the Lender’s standard FF&E Reserve Agreement.  The FF&E Reserves shall be pledged to Lender as additional collateral for the Loan.  Provided that there is no existing Event of Default and no event which, with the giving of notice, the passage of time or both, could constitute an Event of Default, the FF&E Reserves may be used by Borrower for reimbursement of repair or replacement of any items that would normally qualify as long-term capital improvements in a normal GAAP accounting method and replacements of worn out or broken items of FF&E (collectively, “Capital Improvements”).  No funds will be disbursed from the FF&E Reserve Account for normal repair and maintenance items.  Monthly FF&E Reserves shall be calculated by multiplying the  The Borrower shall have the ability to draw upon the account for qualified items until the balance of the FF&E Reserve Account reaches a zero balance.  During the continuance of an Event of Default, Lender may, but shall not be obligated to, apply the balance of the FF&E Reserve Account to the outstanding balance of the Loan in such order as Lender may determine in its sole discretion.

(b)    Simultaneously upon the closing of the Loan, Borrower shall deposit Seven Hundred Sixty-Four Thousand Five Hundred Eighty Three and 33/100 Dollars ($764,583.33) into a reserve account with Servicer (the “Interest Reserve Account”).  During the first twelve (12) months of the Loan, Lender agrees to make advances from the Interest Reserve Account on each monthly payment date to itself directly for the payment of interest on the then outstanding principal balance of the Loan.  Borrower acknowledges and agrees that Lender shall have no obligation to disburse funds from the Interest Reserve Account if there is an existing Event of Default or if there is any state of facts in existence which constitute or, with notice or passage of time or both would constitute an Event of Default under this Loan Agreement or any of the Loan Documents. For clarification, the existence of the Interest Reserve Account shall not relieve Borrower from its obligation to make all payments under the Note as and when due and payable and, if Borrower is not entitled to have the funds in the Interest Reserve Account used to pay the interest due on the outstanding principal balance of the Loan because there is an existing Event of Default or a state of facts in existence which constitute or, with notice or passage of time or both would constitute an Event of Default under this Loan Agreement or any of the Loan Documents,  or if there are insufficient funds in the Interest Reserve Account to make any such payment, Borrower shall remain responsible for and shall make all payments under the Note as and when due and payable. Borrower hereby pledges, transfers, assigns and sets over to Lender, and grants to Lender a continuing first priority security interest in and to, the Interest Reserve Account and all funds therein from time to time, and all profits and proceeds thereof as security for full payment of the Loan and timely performance of Borrower’s obligations under the Loan Documents.  Borrower agrees to execute, acknowledge, deliver, file or do, at its sole expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to Lender by this Section 2(b).  In addition to all other rights and remedies provided for herein or otherwise available at law or in equity, Lender shall have all rights of a secured party under Article 9 of the UCC with respect to the Interest Reserve Account and the funds therein.

3.        TERMS AND CONDITIONS.  The Loan is subject to the following terms and conditions:

a.   The granting of the Loan assumes there will be no other third-party debt as of the date of this Agreement.  Borrower, during the term of this Loan, agrees not to further encumber the Property or any personal property (furniture, fixtures, equipment, etc.) to be placed on or affixed to the Property with any security interest for the benefit of any other party.

b.   As a condition of Lender making the Loan to Borrower, Borrower herein acknowledges and agrees any and all management fees shall be subordinate to the Loan.

c.   As a condition of Lender making the Loan to Borrower, Borrower herein acknowledges the Loan is subject to receipt by Lender of the fully executed Franchise Agreement, and Comfort Letter between Borrower and Marriott International, Inc. (the “Franchisor”).

d.   As a condition of Lender making the Loan to Borrower, Borrower herein acknowledges and agrees that Lender may communicate with the Franchisor for any reason whatsoever at Lender’s sole discretion.

e.   [intentionally omitted].

f.    As a condition of Lender making the Loan to Borrower, Borrower herein acknowledges and agrees to pay all reasonable fees and expenses related to the Loan including, without limitation, the reasonable fees and disbursements of Lender's counsel (including Lender's local counsel in the jurisdiction where the Property is located, if any), the travel expenses of Lender's personnel related to the Loan, site inspection, appraisal fees (if needed), underwriting fees, credit reports, STR reports (if ordered), the cost of title searches and title insurance premiums where applicable, filing and recording charges, and any other applicable fees incurred related to the Loan.  To the extent incurred, such expenses shall be paid by Borrower (whether or not the Loan closes) at closing or, if the Loan does not close, within ten (10) business days after Lender's billing therefor.  For any post-closing matters requested by Borrower requiring legal review (as determined in Lender's sole judgment), Borrower will promptly pay Lender's attorney fees and any other fees required by Lender arising out of the review and consideration of the document or matter. All amounts payable by Borrower hereunder shall be subject to a late fee and interest.

g.   As a condition of Lender making the Loan to Borrower, Borrower herein acknowledges and agrees Lender, subject to applicable rules and regulations of the State in which the Property is located, shall have the right to contract insurance for the Property with an insurance agent and company of Lender’s choice, provided (i) the company or companies as well as the coverage meet all of Borrower’s contractual requirements under its franchise agreement and the loan documents required by

Lender, and (ii) the cost basis of the insurance is competitive with other policies to be obtained by Borrower independently.  Lender shall have the sole and exclusive right to approve policies of insurance produced by the Borrower, which determination shall be conditioned upon Lender’s determination that such policy coverage is superior to the policy coverage and premiums produced by the Lender.  All premiums for insurance contracted by Lender shall be sole responsibility of Borrower and shall be paid to Lender (or the applicable insurance company) according to the terms of the policy.  Notwithstanding anything to the contrary in the forgoing, Borrower shall strictly comply in all respects with Lender’s standard insurance requirements in connection with the property/casualty, liability and other insurance coverage required by Lender.

h.   As a condition of Lender making the Loan to Borrower, Borrower herein acknowledges and agrees that it shall within five (5) business days following the date of this Agreement establish an account (“Clearing Account”) with Signature Bank (“Clearing Bank”), which for security interest purposes, is under the sole dominion and control of Lender. (i) All proceeds from the operation of the hotel on the Property will be deposited in the Clearing Account during the Loan Term and (ii) Borrower shall immediately notify each credit card clearing bank and each major credit card company and its clearing bank to remit all amounts due with respect to the Property directly to the Clearing Account. Following  an Event of Default hereunder (the “Cash Management Period”), (i) the transfers to Borrower from the Clearing Account shall case, and (ii) Borrower will promptly establish a new deposit account whereby all funds deposited into the Clearing Account shall be transferred on a weekly and once a month basis, without duplication, (“Cash Management Account”) with Signature Bank (“Cash Management Bank”), where such account for security interest purposes, is under the sole dominion and control of Lender.  All funds in the Cash Management Account shall be disbursed to the Lender on each payment date to fund the following items: (a) the monthly required real estate tax, insurance and ground lease rental payments; (b) debt service on the Loan (and any other amounts due to Lender in accordance with the terms of the Loan Documents); (c) the required monthly payment into the reserves established under the terms of this Agreement; and (d) operating and management expenses of the Property in accordance with a budget submitted by the Borrower (which shall be disbursed to Borrower in accordance with procedures set forth in the Loan Documents) (collectively “Monthly Required Payments”).  During a Cash Management Period, any funds remaining in the Cash Management Account after payment of the Monthly Required Payments (other than if an Event of Default is continuing, in which case Lender may apply such funds in its sole discretion) shall be held in a Lender controlled cash collateral reserve account (“Cash Collateral Reserve”) as additional cash collateral for the Loan.  Upon the cessation of a Cash Management Period and provided no Cash Management Period is continuing, all funds remaining in the Cash Collateral Reserve shall be disbursed to Borrower.  When the Borrower can demonstrate to Lender’s satisfaction that the events that triggered the Cash Management Period have been cured Lender may terminate the Cash Management Period.

4.        PAYMENT TERMS.  The Loan shall be evidenced by that certain  Promissory Note in the original principal amount of $15,000,000.00 executed by Borrower to the order of Lender (the “Note”), providing for the payment of principal, together with interest thereon and a late charge for delinquent payments at the rate(s) set forth therein, in such installments, at such times and according to such further terms as set forth in the Note. (For purposes hereof, the "Note" shall include any extensions, renewals, modifications or replacements thereof.)

5.        LOAN DOCUMENTS AND COLLATERAL LOAN DOCUMENTS.  In addition to this Agreement and the Note, Borrower shall grant, execute and deliver to Lender, or cause to be granted, executed and delivered to Lender, as the case may be, all of the documents reasonably requested by Lender, including without limitation that certain Fee and Leasehold Deed of Trust and Security Agreement dated as of even date herewith executed by Borrower to and for the benefit of Lender (the “Deed of Trust”), all of which shall be in form and substance acceptable to Lender and its counsel.  Such Loan Documents along with the Note and this Agreement are referred to herein together as the "Loan Documents."

6.        CONDITIONS TO LOAN ADVANCES. The advance of the Loan by Lender to Borrower under this Agreement, is subject to the following conditions being fulfilled to Lender's satisfaction:

(a)    All conditions and requirements of this Agreement shall have been provided and satisfied in form and substance satisfactory to Lender;

(b)    The Loan Documents shall have been duly executed and delivered by all required parties thereto and in form and substance satisfactory to Lender;

(c)    [intentionally omitted];

(d)    [intentionally omitted];

(e)    Borrower shall have delivered to Lender the insurance certificates required by the Deed of Trust;

(f)     No Event of Default shall exist hereunder or under any of the other Loan Documents nor shall any event or condition exist which, with the giving of notice where applicable or the expiration of applicable grace or cure periods, or both, would constitute such an Event of Default;

(g)    All representations and warranties by Borrower and/or any guarantor of the Loan ("Guarantor" and sometimes referred to with Borrower as "Credit Parties") in the Loan Documents, as well as in any other notice, material or document provided by a Credit Party to Lender shall be true and correct in all material respects with the same effect as if such representations and warranties had been made on and as of the date of such advance;

(h)    Since the date of the most recent annual financial statements for any Credit Party delivered to Lender, no material adverse change shall have occurred in the financial condition of any Credit Party; and

(i)     Each and all of the covenants set forth in this Agreement shall have been performed and complied with in all material respects to the extent required by Lender in connection with such advance.

7.        REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties to Lender, which shall be true, complete and correct as of the date hereof and upon each advance of the Loan:

(a)      Authority.  Borrower has full power, authority and legal right to execute this Agreement, to own (or Lease) the Property, to borrow the Loan and grant to Lender the security interest hereby contemplated, and to perform all of Borrower's obligations under this Agreement and the other Loan Documents.

(b)      Legal Status and Authority.  Borrower (i) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (ii) is duly qualified to transact business and is in good standing in the state where the Property is located; and (iii) has all necessary approvals (governmental and otherwise) to carry out its business as now conducted and proposed to be conducted.

(c)      Validity of Documents.  Borrower's execution, delivery and performance of this Agreement and the other Loan Documents  (i)  are within Borrower's power and authority; (ii) have been duly authorized by all requisite organizational action; (iii) have received all necessary approvals and consents (organizations, governmental or otherwise); (iv) will not violate, conflict with, result in a breach of, nor constitute a default under to Borrower’s knowledge, any provision of law (including, without limitation, any usury law), any order or judgment of any court or governmental authority, Borrower's organizational documents or any indenture, contract or other agreement to which Borrower is a party or by which Borrower or any of Borrower's assets (including the Property) may be bound or affected; and (v) will not require any authorization or license from, or any filing with, any governmental or other body (except for recording or filing of the Loan Documents relating to the security interest created thereby).

(d)      Authorized Signer.  The person signing this Agreement and the other Loan Documents on Borrower's behalf has been validly authorized and directed to sign such documents.  This Agreement and the other Loan Documents, when executed by or on behalf of Borrower, shall be the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent enforcement of the remedies hereunder may be limited under applicable bankruptcy and insolvency laws.

(e)      Litigation.  No action, suit or proceeding, judicial, administrative or otherwise (including any condemnation of the Property or similar proceeding) currently is pending or, to Borrower's knowledge, threatened or contemplated against Borrower, the Property, or any Guarantor, that (i) has not been disclosed in writing to Lender, and (ii) will have (singularly or in the aggregate) a material, adverse effect on the ability of

Borrower or of any Guarantor to perform its obligations to Lender under this Agreement, any of the other Loan Documents or the guaranty, as applicable.

(f)       Financial Condition.   All financial statements and information relating to Borrower and to each Guarantor which have been delivered to Lender in connection with the Loan are true and correct, fairly represent the financial condition or results of operations of Borrower or such Guarantor as of the date(s) or period(s) set forth therein and have been prepared in accordance with commercially reasonable accounting principles consistently applied.  No material adverse change in the condition (financial or otherwise) of Borrower or any Guarantor has occurred since the date(s) of such financial statements. No bankruptcy, reorganization, insolvency or similar proceedings under any state or federal law have been initiated by or against Borrower or any such Guarantor.  The granting of the security interest contemplated hereby does not constitute a fraudulent conveyance.

(g)      Place of Business.  Borrower's principal place of business is located at the address stated in the first paragraph of this Agreement.  Borrower does not use any trade, assumed or fictitious name.  The Property will at all times be used for commercial or business purposes and will be located at 255 North Blackhawk Street, Aurora, CO 80011.

(h)      Condition of the Property. To Borrower’s knowledge the Property currently is in material compliance with all applicable laws, regulations, ordinances, directives and orders of each governmental agency having jurisdiction thereof.

(i)       Disclosure.  To Borrower’s knowledge, Borrower has not failed to disclose any material fact that could cause any representation or warranty made herein to be false or materially misleading.

8.       BORROWER COVENANTS.  In addition to the covenants set forth in other sections of this Agreement or in the other Loan Documents, Borrower agrees to comply with the following covenants so long as this Agreement is in effect:

(a)      Change in Organization Documents.  Borrower shall promptly notify Lender of any changes in the organizational documents of Borrower or any other Credit Party; provided, however, that no changes shall be made which would affect such Credit Party's ability to perform any of its obligations under the Loan Documents, without in each case obtaining Lender's prior written consent.

(b)    Change of Borrower's Principal Place of Business.  Borrower shall give Lender not less than 30 days prior written notice of any change in Borrower's principal place of business or primary residence if Borrower is an individual.

(c)    No Additional Indebtedness.  Borrower shall not, without Lender's prior written consent, incur additional indebtedness (secured or unsecured), except for trade payables in Borrower's ordinary course of business.

(d)    Costs of Enforcement.  Borrower shall pay, on demand by Lender all reasonable fees and disbursements for legal counsel (whether of retained firms or of in-house staff) incurred by Lender in connection with (i) protecting its interest in the Property or (ii) in collecting any amount payable hereunder (including recovery of amount under subsection (l) above) or (iii) in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder and whether or not any default or Event of Default shall have occurred and is continuing. All such amounts shall accrue interest at the Default Rate provided in the Note if not paid in full within 5 days of Lender's written demand therefor, which interest shall accrue from the date demanded by Lender until paid in full by Borrower.

(e)    Ground Lease.  Borrower shall at all times fully perform observe and comply with, or cause to be complied with, all terms, covenants and conditions of the Lease Agreement dated as of the date hereof between LF3 as Landlord and TRS as Tenant (the “Ground Lease”) that are to be performed, observed or complied with by Borrower.  Borrower will not surrender, terminate, cancel, or assign the Ground Lease without Lender’s prior written consent, nor will Borrower modify or amend the Ground Lease without Lender’s prior written consent.

9.       GENERAL INDEMNITY.  Borrower agrees to indemnify, defend (at Lender's option and with counsel approved by Lender) and hold harmless Lender, on an after-tax basis, against and from all losses, damages (including punitive damages), injuries to persons or property (including death), claims (including claims for strict liability, negligence or other tort), demands and expenses (including reasonable fees and expenses for legal counsel), of any kind or nature (collectively, "Claims"), imposed on, incurred by or asserted against Lender in any way relating to or arising out of the execution, delivery or performance of this Agreement or the other Loan Documents or arising out of or relating to any injury to persons or property resulting from or based upon the Property; provided, however, that this indemnity shall not extend to any of the foregoing caused by the willful misconduct or gross negligence of Lender.  All amounts payable by Borrower pursuant to this section shall be payable on demand by Lender, shall accrue interest at the rate then prevailing under the Note and shall be secured by the lien and security interest granted hereby.  The obligations of Borrower under this section shall survive the expiration or other termination of this Agreement.

10.      EVENTS OF DEFAULT.  The term "Event of Default", whenever used herein, shall mean the occurrence of any of the following events:

(a)    If an Event of Default as defined in the Note or any of the Other Loan Documents shall have occurred; or

(b)    If any representation or warranty of Borrower or any Guarantor, made herein or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection herewith or in connection with any request for Lender's consent or approval, shall have been false or misleading in any material respect when made; or

(c)    If Borrower or any Guarantor shall make an assignment for the benefit of creditors or shall generally not be paying its debts as they become due; or

(d)    If Borrower is adjudged insolvent or becomes a debtor in any voluntary or involuntary bankruptcy or other proceeding under any existing or future law of any jurisdiction, domestic or foreign, seeking relief with respect to it or its debts; provided that in the case of any such proceeding commenced against Borrower an Event of Default shall not be deemed to have occurred if such proceeding is dismissed or discharged as to Borrower within 60 days from the filing thereof; or

(e)    If any default occurs under any guaranty executed in connection with the Loan and such default continues after applicable notice and the expiration of applicable grace or cure periods, if any, or if any Guarantor repudiates or terminates such guaranty; or

(f)     If any Guarantor is adjudged insolvent or becomes a debtor in any voluntary or involuntary bankruptcy or other proceeding under any existing or future law of any jurisdiction, domestic or foreign, seeking relief with respect to it or its debts; provided that in the case of any such proceeding commenced against any Guarantor an Event of Default shall not be deemed to have occurred if (i) such proceeding is dismissed or discharged as to such Guarantor within 60 days from the filing thereof; or (ii) Lender is provided with a substitute guarantor or alternative collateral satisfactory to Lender in its sole discretion within 90 days; or

(g)    If any Guarantor becomes deceased an Event of Default shall not be deemed to have occurred if Lender is provided with a substitute guarantor or alternative collateral satisfactory to Lender in its sole, reasonable discretion within 90 days; or

(h)    Any final judgment for monetary damages is entered against Borrower or any Guarantor which, in Lender's sole, reasonable judgment, has a material, adverse effect on the ability of Borrower or of such Guarantor to perform its obligations to Lender under any of the Loan Documents or is not covered to Lender's satisfaction by collectible insurance proceeds unless with respect to such Guarantor Lender is provided with a substitute guarantor or alternative collateral satisfactory to Lender in its sole discretion within 90 days;

(i)     Borrower shall default in the performance of any other obligation or agreement with Lender for money borrowed or equipment leased, which continues following applicable notice and the expiration of applicable grace or cure periods, if any;

(j)     Failure of Borrower to maintain a Courtyard by Marriott branded hotel throughout the term of the Loan; or

(k)    Termination of the Ground Lease.

11.      REMEDIES.

(a)    Upon the occurrence of an Event of Default, Lender may, at its option, without notice or demand of any kind, and in addition to any and all other rights available to Lender under applicable law, exercise any one or more of the following remedies, as Lender, in its sole discretion, shall elect:

i.    Declare the entire unpaid balance of the Loan immediately due payable;

ii.   Cease making any further disbursements or advances hereunder and terminate any further obligation to do so;

iii.  Proceed by appropriate court action, either at law or in equity, to enforce performance by Borrower of its obligations under this Agreement or to recover damages for the breach thereof;

(b)    All sums collected by Lender may be applied by Lender to the payment of Borrower's obligations hereunder in such priority and proportions as Lender, in its sole discretion, shall deem proper.

(c)    Upon the occurrence of any Event of Default, Lender also may, but without any obligation to do so and without notice to or demand on Borrower, notify Borrower’s franchisor of the Event of Default in accordance with the comfort letter and Lender’s proposed remedies.

(d)    No remedy referred to herein is intended to be exclusive, but each, except to the extent otherwise expressly provided herein, shall be cumulative and in addition to any other remedy referred to above or in the other Loan Documents or otherwise available to Lender at law or in equity.

12.      ASSIGNMENT OF LENDER'S INTEREST.

(a)    Lender, and each successor to Lender's interest, has the right, in its sole discretion, to transfer, sell, pledge, assign or otherwise encumber or dispose of its interest in the Loan and/or servicing rights with respect thereto, to grant participations herein, or to issue pass-through certificates or other securities ("Securities") evidencing a beneficial interest in a rated or unrated public offering or private placement of which the Loan will be made a part; provided, however, that for so long as Borrower is not in default hereunder, each such transfer shall be subject to Borrower's rights hereunder.  Upon notification of any such transfer, Borrower agrees to make all payments required under the Note and this Agreement to the designated transferee without asserting any defense, setoff, recoupment, claim or counterclaim which Borrower may have against Lender.

(b)    If Lender, or any successor to Lender's interest, determines to undertake any action contemplated by subsection (a) above, Borrower acknowledges that Lender may forward to each prospective purchaser, transferee, assignee, servicer, participant, investor or their respective successors (collectively, "Investor") or any agency rating the Securities, all documents and information which Lender now has or may hereafter acquire relating to the Loan (including personal financial statement of Borrower or any guarantor), as Lender determines necessary or desirable.  Borrower's execution of this Agreement shall be deemed Borrower's written consent to Lender's furnishing of such information, but, if requested by Lender, Borrower agrees to confirm such consent to writing to Lender.  Borrower further agrees to cooperate, and to cause each guarantor to cooperate with Lender in connection with any action contemplated under subsection (a) including, without limitation, executing any financing statements, continuation statements or other documents deemed necessary by such Lender or such transferee to create, perfect, protect or preserve the rights and interests to be acquired by it, meeting with any rating agency for due diligence purposes, and providing all information concerning the Property, the financial condition of Borrower, or the financial condition of any guarantor as Lender may request; provided however, such cooperation shall be at Lender’s expense and no such documents shall increase Borrower’s obligations under any of the Loan Documents.

13.      BORROWER ESTOPPEL CERTIFICATES. Upon Lender's request from time to time, Borrower agrees to execute and deliver to Lender (or to such party as Lender may designate from time to time) an estoppel certificate in form and substance satisfactory to Lender (or such other party designated by Lender).  Borrower's failure to execute and deliver such estoppel certificate within 10 business days of Lender's written request therefor shall be deemed, at Lender's option, to be Borrower's conclusive statement of the facts set forth in such certificate.

14.      USURY.  The Loan is being made to the Borrower subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Loan or amounts due hereunder at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay.  If by the terms of this Agreement or the Note, Borrower is at any time required or obligated to pay interest on the Loan at a rate in excess of such maximum rate, the rate of interest under Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

15.      NOTICES. All notices and other communications under this Agreement are to be in writing, addressed to the respective party to the address as set forth below such party's signature hereto, and shall be deemed to have been duly given (a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (b) one business day after having been timely deposited for overnight delivery, fee prepaid, with any reputable overnight courier service, or (c) three business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested.  Each party may establish a new address from time to time by written notice to the other given in accordance with this section; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent.  Notice to additional parties designated by a party entitled to notice are for convenience only and are not required for notice to a party to be effective in accordance with this section.

16.      MISCELLANEOUS.

(a)    Line of Credit.  Within forty-five (45) days of execution of this Agreement, the Borrower and the Lender shall execute an agreement whereby the Lender issues a line of credit (the “Line of Credit”) in an amount between one million dollars ($1,000,000) and two million dollars ($2,000,000).  Such line of credit shall include additional terms, including but not limited to collateralization and repayment, as mutually agreed upon by the Borrower and the Lender

(b)    Entire Agreement Modification. This Agreement, together with the other Loan Documents, represents the entire agreement between Borrower and Lender with respect to the transaction contemplated thereby and supersede all prior discussions, representations, communications and agreements (oral and written) by and between Lender and Borrower with respect thereto.  In the event of any conflict between the terms of the Loan Documents, the following order of priority shall be used to resolve such conflict: the Note shall control over this Agreement, and this Agreement shall control over all other Loan Documents. Neither the terms of this Agreement nor any of the other Loan Documents shall be waived, modified, supplemented or terminated in any manner whatsoever, except by a written instrument signed by the party against whom enforcement thereof is sought and then only to the extent expressly set forth in such writing.  Time is of the essence of this Agreement.

(c)    Binding Effect; Joint and Several Obligations.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law.  The foregoing shall not be construed, however, to permit assignments or transfers otherwise prohibited.  If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Agreement.

(d)    Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.  This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

(e)    Waiver.  Lender will not be deemed as a consequence of any act, delay, failure, omission or forbearance or for any other reason to have waived or be estopped from exercising any of its rights or remedies under this Agreement.  No single or partial exercise by Lender of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion.  No notice to or demand on Borrower in any instance will entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of Lender's rights to take any other or future action in any circumstances without notice or demand.

(f)     Survival.  All indemnities, representations and warranties contained in this Agreement shall survive the termination of this Agreement.

(g)    Unenforceable Provisions. If any provision of this Agreement is found by competent judicial authority to be invalid or unenforceable, the other provisions of this Agreement that can be carried out without the invalid or unenforceable provision will not be affected, and such invalid or unenforceable provision will be ineffective only to the extent of such invalidity or unenforceability and shall be construed to the greatest extent possible to accomplish fairly the purposes and intentions of the parties hereto.

(h)    Ambiguity; Headings and Construction of Certain Terms. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. Borrower agrees that this Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the parties hereto.  Words used in this Agreement may be used interchangeably in singular or plural form, and any pronoun shall be deemed to cover all genders.  Section headings are for convenience only and shall not be used in interpretation of this Agreement. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and "section" refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless business days are expressly indicated.

(i)     Governing Law. Except to the extent that the laws of another jurisdiction may govern the perfection of any security interest or lien in the Property granted hereunder, this Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of Georgia (without giving effect to its conflicts of law rules).

(j)     Consent to Jurisdiction. Borrower and Lender agree and consent to the jurisdiction and venue of any state or federal court sitting in Dekalb County, Georgia, with respect to any legal action, proceeding, or dispute between them and hereby expressly waive any and all rights under applicable law or in equity to object to the jurisdiction and venue of said courts. Nothing herein shall, however, preclude or prevent Lender from bringing any one or more actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the security provided for the obligations herein.  Borrower further irrevocably consents to service of process by certified mail, return receipt requested, to Borrower at the address for Borrower last provided to Lender in accordance with the notice provision of this Agreement and agrees that, should Borrower fail to appear or answer to any summons, complaint or other process within 30 days after the mailing thereof in accordance with the preceding sentence, Borrower shall be deemed in default and judgment may be entered in Lender's favor against Borrower for the amount demanded in said summons, complaint or other process.

(k)    WAIVER OF JURY TRIAL.  BORROWER, AS AN INDUCEMENT TO LENDER TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS AGREEMENT.

(l)     ADVERTISING. UPON WRITTEN APPROVAL BY BORROWER OF CONTENT AND FORMAT, LENDER IS AUTHORIZED TO STATE IN ADVERTISING OR OTHER PRESS RELEASES THE FACT THAT THE TYPE AND AMOUNT OF FINANCING CONTEMPLATED UNDER THIS LOAN AGREEMENT HAS BEEN PROVIDED FOR BORROWER BY LENDER.

[Signatures appear on Next Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed and sealed, as of the day and year first above written, intending to be legally bound hereby.

/s/ Dilip Petigara th Floor	Lodging Fund REIT III OP, LP, its Sole Member Lodging Fund REIT III, Inc., its /s/ Samuel Montgomery(SEAL) COO and CFO

LENDER:

ACCESS POINT FINANCIAL, LLC

By: /s/ Dilip Petigara

Name:  Dilip Petigara

Title:     CEO

Address for Lender:

Access Point Financial, LLC

One Ravinia Drive, 9th Floor

Atlanta, Georgia 30346

Attention:  Dilip R. Petigara

BORROWER:

LF3 AURORA, LLC, a Delaware limited liability company

By:      Lodging Fund REIT III OP, LP, its Sole    Member

By:      Lodging Fund REIT III, Inc., its

General Partner

By: /s/ Samuel Montgomery(SEAL)

Name: Samuel Montgomery

Title: COO and CFO

(Corporate Seal)

LF3 AURORA TRS, LLC

a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc.

Its: Sole Member

By: Lodging Fund REIT III OP, LP

Its: Sole Shareholder

By: Lodging Fund REIT III, Inc.

Its: General Partner

/s/ Samuel Montgomery

By: Samuel Montgomery

Its: COO and CFO

(Corporate Seal)

EXHIBIT “A”

(legal description)

PARCEL I:

Lot 2, Block 1,

ABILENE STATION SUBDIVISION FILING NO. 1, recorded June 9, 2015 at Reception No. D5059964.

County of Arapahoe,

State of Colorado.

PARCEL II:

Beneficial easements in Master Declaration of Covenants, Conditions and Restrictions for Abilene Station recorded July 31, 2015 at Reception No. D5085270.

County of Arapahoe,

State of Colorado

APN 1975-07-2-32-002

EXHIBIT “B”

(Budget)

To be attached